UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 31, 2009

Date of earliest event reported: December 30, 2009

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 19 Ardee Business Park

Hale Street

Ardee, Co. Louth, Ireland

(Address of principal executive offices, including zip code)

+353 41 685 6983

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2009, Warner Chilcott’s subsidiary Warner Chilcott Corporation (the “Company”) commenced a cash tender offer, on the terms and subject to the conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated December 15, 2009 (the “Offer to Purchase”), for any and all of its outstanding 8 3/4% senior subordinated notes due 2015 (the “Notes”). The Company also commenced a solicitation of consents to certain proposed amendments to the Indenture, dated as of January 18, 2005, governing the Notes by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as the Trustee (the “Indenture”). As set forth in the Offer to Purchase, the proposed amendments would, among other things, eliminate substantially all of the restrictive covenants and certain events of default and eliminate or modify related provisions contained in the Indenture.

On December 30, 2009, Warner Chilcott issued a press release announcing that the Company has received and accepted for purchase approximately $290.5 million aggregate principal amount of the Notes validly tendered by 11:59 p.m., New York City time, on Tuesday, December 29, 2009 (the “Consent Date”), and has received consents from holders of approximately 76% of the Notes as of the Consent Date. The consents are sufficient to effect all of the proposed amendments to the Indenture. The press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 1.01.

On December 30, 2009, the Company, the guarantors named therein and Wells Fargo Bank, National Association, as the Trustee, executed the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) to the Indenture, effecting the proposed amendments to the Indenture. The Seventh Supplemental Indenture is binding on the holders of Notes not purchased in the tender offer.

The foregoing description of the Seventh Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Seventh Supplemental Indenture, a copy of which is attached hereto as Exhibit 99.2 and the terms of which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed, on December 16, 2009, certain subsidiaries of Warner Chilcott plc, including Warner Chilcott Holdings Company III, Limited (the “Parent Guarantor”), WC Luxco S.à r.l. (the “Luxco Borrower”), the Company, Warner Chilcott Company, LLC (the “PR Borrower” and together with the Luxco Borrower and the Company, the “Borrowers”), entered into an amendment (“Amendment No. 1”) to the existing credit agreement dated as of October 30, 2009 (the “Credit Agreement”) among the Borrowers, a syndicate of lenders, Credit Suisse AG, Cayman Islands Branch (formerly “Credit Suisse, Cayman Islands Branch”), as administrative agent, Bank of America Securities LLC as syndication agent and JPMorgan Chase Bank, N.A. as documentation agent, pursuant to which the Credit Agreement has been amended to create a new tranche of term loans to be borrowed by the Company in an aggregate principal amount of $350.0 million in order to finance in part the repurchase or redemption of any and all of the issued and outstanding Notes.

On December 30, 2009, the Company borrowed a total of $350.0 million under the new term loan facility to fund the tender offer and consent solicitation. The new tranche of term loans has the same terms as the term B facility described in the Current Report on Form 8-K filed by Warner Chilcott plc on November 2, 2009.

The foregoing description of Amendment No. 1 and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is attached hereto as Exhibit 99.3 and the terms of which are incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On December 30, 2009, the Company announced that it will optionally redeem all of its remaining outstanding Notes on or about February 1, 2010 (the “Redemption Date”). The redemption will be made in accordance with Article Three of the Indenture. The redemption price for the redeemed Notes will be $1,043.75 per $1,000 principal amount, as specified in the form of note, plus accrued and unpaid interest. Following the Company’s acceptance for purchase of approximately $290.5 million principal amount of the Notes on December 30, 2009, approximately $89.5 million principal amount of the Notes remains outstanding. The Company intends to redeem all of the Notes remaining outstanding, if any, after the expiration of tender offer on January 14, 2010, unless extended or earlier terminated by the Company. Unless the Company defaults in making the redemption payment, interest on the redeemed Notes will cease to accrue on and after the Redemption Date, and the only remaining right of the holders will be to receive payment of the redemption price and interest accrued until the Redemption Date upon surrender to the paying agent of the Notes.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Warner Chilcott plc on December 30, 2009

99.2	Seventh Supplemental Indenture, dated as of December 30, 2009, among Warner Chilcott Corporation, the guarantors named therein and Wells Fargo Bank, National Association, as the Trustee

99.3	Amendment No. 1 to Credit Agreement, dated as of December 16, 2009, among Warner Chilcott Holdings Company III, Limited, WC Luxco S.à r.l., Warner Chilcott Corporation, Warner Chilcott Company, LLC, Credit Suisse AG, Cayman Islands Branch, as administrative agent and the lenders listed on the signature pages thereof (incorporated by reference to Exhibit 99.1 in the Current Report on Form 8-K filed by Warner Chilcott plc on December 18, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/S/ PAUL HERENDEEN
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: December 31, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Warner Chilcott plc on December 30, 2009

99.2	Seventh Supplemental Indenture, dated as of December 30, 2009, among Warner Chilcott Corporation, the guarantors named therein and Wells Fargo Bank, National Association, as the Trustee

99.3	Amendment No. 1 to Credit Agreement, dated as of December 16, 2009, among Warner Chilcott Holdings Company III, Limited, WC Luxco S.à r.l., Warner Chilcott Corporation, Warner Chilcott Company, LLC, Credit Suisse AG, Cayman Islands Branch, as administrative agent and the lenders listed on the signature pages thereof (incorporated by reference to Exhibit 99.1 in the Current Report on Form 8-K filed by Warner Chilcott plc on December 18, 2009)